EXHIBIT NO. 12.1
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                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES REQUIREMENTS



                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                    _______________________________________________
(In millions, except ratios)                                          1999     2000      2001      2002      2003
_________________________________________________________________   ________ ________  ________  ________  ________
EXCLUDING  INTEREST  ON  DEPOSITS
Income before income taxes and effect of accounting
    changes . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  656   $  661    $  715    $  775    $  880
Fixed Charges:
    Interest expense, excluding interest on deposits  . . . . . .       228      252       156        58        39
    One third of rents, net income from subleases (A) . . . . . .        12       12        10        12        12
                                                                    ________ ________  ________  ________  ________
      Total fixed charges . . . . . . . . . . . . . . . . . . . .       240      264       166        70        51
                                                                    ________ ________  ________  ________  ________

Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest  . . . . .    $  896   $  925    $  881    $  845    $  931
                                                                    ======== ========  ========  ========  ========
Ratio of earnings to fixed charges requirements                        3.73     3.50      5.31     12.07     18.25
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INCLUDING  INTEREST ON  DEPOSITS
Fixed charges                                                        $  240   $  264    $  166    $   70    $   51
Add:  Interest on deposits  . . . . . . . . . . . . . . . . . . .       518      665       515       236       161
                                                                    ________ ________  ________  ________  ________
Total fixed charges including  interest on deposits . . . . . . .    $  758   $  929    $  681    $  306    $  212
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Earnings before taxes, fixed charges, and effect of accounting accounting changes, excluding capitalized interest,
     as above  . .  . . . . . . . . . . . . . . . . . . . . . . .    $  896   $  925    $  881    $  845    $  931
Add:  Interest on deposits  . . . . . . . . . . . . . . . . . . .       518      665       515       236       161
                                                                    ________ ________  ________  ________  ________
Total earnings before taxes, fixed charges, effect of
   accounting changes, and interest on deposits . . . . . . . . .    $1,414   $1,590    $1,396    $1,081    $1,092
                                                                    ======== ========  ========  ========  ========
Ratio of earnings to fixed charges requirements                        1.87     1.71      2.05      3.53      5.15
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(A) The proportion deemed representative of the interest factor.
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